Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, David H. Ellison, President of The FBR Funds, certify that (i) the Form N-CSR for the period ended fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended fairly presents, in all material respects, the financial condition and results of operations of The FBR Funds.

Date:    July 1, 2010

/s/ David H. Ellison

David H. Ellison
President and Principal Executive Officer
The FBR Funds

Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Kimberly J. Bradshaw, Treasurer of The FBR Funds, certify that (i) the Form N-CSR for the period ended fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended fairly presents, in all material respects, the financial condition and results of operations of The FBR Funds.

Date:    July 1, 2010

/s/ Kimberly J. Bradshaw

Kimberly J. Bradshaw
Treasurer, Secretary and Principal Financial Officer
The FBR Funds